NEWS RELEASE
For further information, contact:

Suzie Singer, Corporate Communications	812.376.1917

July 27, 2005	For immediate release

IRWIN FINANCIAL CORPORATION ANNOUNCES
2005 SECOND QUARTER EARNINGS CONFERENCE CALL

(Columbus, IN) IRWIN FINANCIAL CORPORATION (NYSE: IFC) intends to release its Second Quarter 2005 operating results on July 29, 2005.

At 1:00 p.m. EDT, 12:00 p.m. CDT, on July 29th, the Corporation will hold a conference call to review results. The toll-free number for the call will be (888) 545-0687; please tell the operator you would like to join the Irwin Financial call. A company news release regarding the topic of the call will be available on PR Newswire and on the Irwin Financial website before the call. Greg Ehlinger, Senior Vice President and CFO of Irwin Financial Corporation, and Will Miller, CEO, Irwin Financial Corporation, will be the speakers on the call. A replay of the call will be available for 48 hours by calling (877) 213-9653, passcode 12207960# and on the Irwin Financial Corporation website at http://www.irwinfinancial.com/ir-set.html.

Information provided and statements made during the call that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements of the company's expectations, hopes, beliefs and intentions on strategies for the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financial conditions, governmental action, competitor activity, margin volatility, changes in applicable accounting policies or principles, and other risks detailed from time to time in IFC Securities and Exchange Commission filings.

Irwin® Financial Corporation (http://www.irwinfinancial.com) is a bank holding company with a history tracing to 1871. The Corporation, through its principal lines of business - Irwin Mortgage Corporation, Irwin Union Bank, Irwin Home Equity Corporation and Irwin Commercial Finance - provides a broad range of financial services to consumers and small businesses in selected markets in the United States and Canada.